EXHIBIT 4.1


 THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS, UNLESS AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND THE REQUIREMENTS OF ALL OTHER APPLCABLE SECURITIES LAWS HAVE BEEN SATISFIED.

                       UNITED FINANCIAL MORTGAGE CORP.

                                   WARRANT

                 142,745 shares of Common Stock, no par value

                              December 15, 2003

      This WARRANT (this "Warrant") of United Financial Mortgage Corp., a corporation duly organized and validly existing under the laws of the State of Illinois (the "Company"), is being issued pursuant to that certain Underwriting Agreement, dated as of December 9, 2003, by and between the Company and Maxim Group LLC (the "Underwriter") relating to a firm commitment public offering (the "Offering") of 2,039,214 shares of common stock, no par value, of the Company (the "Common Stock"), underwritten by the Underwriter.

      FOR VALUE RECEIVED, the Company hereby grants to Maxim Partners LLC and its permitted successors and assigns (collectively, the "Holder") the right to purchase from the Company up to ONE HUNDRED FORTY TWO THOUSAND SEVEN HUNDRED FORTY- FIVE (142,745) shares of Common Stock (such shares underlying this Warrant, the "Warrant Shares"), at a purchase price per share equal to $8.00 (the "Exercise Price"), subject to the terms, conditions and adjustments set forth below in this Warrant.

      1. Vesting of Warrant. This Warrant shall vest and become exercisable on the first anniversary of the Base Date (the "Vesting Date"). For purposes of this Warrant, the "Base Date" shall mean December 15, 2003. Except as otherwise provided for herein or as permitted by applicable rules of the National Association of Securities Dealers, Inc., this Warrant shall not be sold, transferred, assigned, pledged or hypothecated prior to the Vesting Date.

      2. Expiration of Warrant. This Warrant shall expire on the three (3) year anniversary of the Vesting Date (the "Expiration Date").

      3. Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

           3.1  Manner of Exercise.

           (a) This Warrant may only be exercised by the Holder hereof on or after the Vesting Date and on or prior to the Expiration Date, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of this Warrant, in minimum increments of 10,000 shares (or, if smaller, the total number of shares underlying this Warrant), during the Company's normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Chicago, Illinois or New York, New York are authorized by law to be closed (a "Business Day"), by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the Exercise Price. Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 3.3

           (b) Except as provided for below, the Warrant must be accompanied by payment in full of the aggregate Exercise Price in cash by wire transfer in immediately available funds for the number of Warrant Shares being purchased. The aggregate Exercise Price may, however, also be paid in full or in part at the election of the Holder: (i) in the form of Common Stock owned by the Holder (based on the Fair Market Value (as defined below) of such Common Stock on the date of exercise), (ii) in the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Warrant, or (iii) by a combination of the foregoing, provided that the combined value of all cash and the Fair Market Value of any shares surrendered to the Company is at least equal to such aggregate Exercise Price.

           (c) For purposes of this Warrant, the term "Fair Market Value" means the average closing price for the ten (10) trading days immediately preceding the applicable date of publicly-traded shares of the Common Stock on the principal securities exchange or market on which shares of Common Stock are listed or quoted, if the shares of Common Stock are so listed or quoted or, if not so listed or quoted, as determined by the Company in good faith and in a reasonable manner, based on the information available to it.

           3.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 3.1 and 12 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof.

           3.3 Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

           (a) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise; and

           (b) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof and calling in the aggregate on the face thereof for the number of Warrant Shares on the face of this Warrant minus the number of Warrant Shares designated by the Holder upon exercise as provided in Section 3.1 hereof (without giving effect to any adjustment thereof).

      4.   Certain Adjustments.  For so long as this Warrant is outstanding:

           4.1 Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Shares otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a "Reorganization"), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a "Person" or the "Persons") (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a "Merger"), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property that may be issued by the Company in addition thereto or in substitution for the Warrant Shares issuable upon the exercise hereof ("Other Securities") resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any Other Securities deliverable after that event upon exercise of this Warrant.

           4.2 Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution, payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) except as otherwise provided for in this Section 4 (and excluding, for the avoidance of doubt, cash dividends or distributions to the holders of Common Stock, paid out of current or retained earnings and declared by the Company's board of directors), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the spilt, subdivision, dividend or distribution is not effectuated.

           4.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock except as otherwise provided for in this Section 4, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

           4.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock, paid out of current or retained earnings and declared by the Company's board of directors) or options or rights not referred to in Sections 4.1, 4.2 or 4.3, then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

      5.   No Impairment.

           5.1 The Company will not, by amendment of its articles of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company:
 (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant (or the shares of Common Stock thereunder) to exceed the amount payable therefor upon exercise, (b) will take all actions necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or the shares of Common Stock thereunder) on the exercise of the Warrant and (c) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock (or the shares of Common Stock thereunder) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issuance upon exercise.

           5.2 The number of shares of Common Stock issuable upon exercise of the Warrant may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Common Stock issuable upon exercise of this Warrant is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

      6. Chief Financial Officer's Report as to Adjustments. In the case of any adjustment or re-adjustment in the shares of Common Stock or Other Securities issuable upon the exercise of this Warrant in an amount greater than 1% of such shares of Common Stock or Other Securities, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property of the Company, as the case may be) and prepare a report setting forth the adjustment or re-adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, including a statement of: (a) the number of shares of Common Stock outstanding or deemed to be outstanding and
 (b) the Exercise Price in effect immediately prior to the deemed issuance or sale and as adjusted and re-adjusted (if required by Section 4 hereof) on account thereof and the number of shares issuable upon exercise of the Warrant. The Company will forthwith mail a copy of each report to the Holder and will, upon the reasonable written request at any time of the Holder, furnish to the Holder a like report setting forth the Exercise Price at the time in effect and the number of shares issuable upon exercise of the Warrant and showing in reasonable detail how it was calculated. The Company will also keep copies of all reports at its office maintained pursuant to
 Section 10.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.

      7. Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant reserve and keep available out of its authorized shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not be subject to preemptive rights or other similar rights of shareholders of the Company, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its Best Efforts to obtain the requisite shareholder approval necessary to increase the number of authorized shares of the Company's Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable.

      8.   Registration and Listing.

           8.1 Definition of Registrable Securities; Majority. As used herein, the term "Registrable Securities" means any shares of Common Stock issuable upon the exercise of this Warrant, until three (3) years from the Base Date or, if earlier, the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder from time to time, the "Securities Act") or any similar state law then in force. For purposes of this Agreement, the term "Majority" in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Shares (assuming the exercise of the entire Warrant) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

           8.2  Required Registration.

           (a) At any time on or after the nine (9) month anniversary of the Base Date and on or before the five (5) year anniversary of the Base Date, but on not more than one (1) occasion, upon the written request of the holders of the Registrable Securities representing a "Majority" of such securities, the Company will use its Best Efforts to effect the registration of the respective shares of such holders under the Securities Act to the extent requisite to permit the disposition thereof as expeditiously as reasonably possible, but in no event later than 120 days from the date of such request.

           (b) Registrations under this Section 8.2 shall be on such appropriate registration form: (i) as shall be selected by the Company, and
 (ii) as shall permit the disposition of such Registrable Securities in accordance with this Section 8.2. The Company agrees to include in any such registration statement all information which the requesting holders shall reasonably request, which is required to be contained therein.

           (c) A registration requested pursuant to this Section 8.2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "SEC") or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities.

           8.3 Company Redemption Right. In connection with a request by a Majority of the holders of Registrable Securities for registration of Registrable Securities pursuant to Section 8.2 or 8.4, the Company may, at its option, in lieu of effecting such registration, redeem for cash all, but not less than all, of the Warrant Shares then outstanding and held by the requesting holders of Registrable Securities, out of funds legally available therefor by paying the Redemption Price. As used herein, the term "Redemption Price" shall mean an amount equal to the sum of (A) an amount derived by multiplying: (i) the number of Warrant Shares or Other Securities subject to this Warrant at such time by (ii) the difference of (a) the Fair Market Value on the date such registration was requested, less (b) the Exercise Price then in effect on the date such registration was requested. The Company may validly exercise its redemption right set forth in this
 Section 8.3 only by providing written notice thereof to such holders within five (5) business days of the Company's receipt of holders' written request for registration and, if such right is validly exercised, the Company shall pay the aggregate Redemption Price by check or wire transfer of immediately available funds within fifteen (15) days of the exercise of its redemption right.

           8.4  Incidental Registration Rights.

           (a) If the Company, at any time on or after the nine (9) month anniversary of the Base Date and on or before the five (5) year anniversary of the Base Date, proposes to register any of its securities under the Securities Act (other than in connection with the Offering or by a registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of the holder or holders of all shares other than Registrable Securities (any shares of such holder (but not those of the Company) with respect to any registration, "Other Shares"), the Company shall each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so; provided, however, that in no event shall the Company have the obligation to send any such notice, and the holders will not have any registration rights under this Section 8.4, if registration rights have been exercised two (2) times pursuant to this
 Section 8.4 (except if the Company elected not to proceed with any such registrations, withdrew such registrations or otherwise failed to effect the offerings covered by such registrations). Upon the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 8.4(b), the Company will use its Best Efforts to effect the registration under the
 Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders entitled to do so to request that such registration be effected as a registration under Section 8.2, (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities, without prejudice, however, to the rights of the holders entitled to do so to request that such registration be effected as a registration under Section 8.2 and (iii) in the case of a determination to withdraw registration, shall be permitted to withdraw registration, without prejudice, however, to the rights of the holders entitled to do so to request that such registration be effected as a registration under Section 8.2. No registration effected under this Section
 8.4 shall relieve the Company of its obligation to effect any registration upon request under Section 8.2, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 8.2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.4.

           (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.4 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its Best Efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such Other Shares and shares held by the Company proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to such holder and holders of such Other Shares, reduce pro rata in accordance with the number of shares of Common Stock desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter's letter.

           8.5 Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its Best Efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

           (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its Best Efforts to cause such registration statement to become effective;

           (b) notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

           (c) furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

           (d) use its Best Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the such holders reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

           (e) notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

           (f)  provide  a  transfer  agent   and  registrar  for  all   such
 Registrable  Securities  not   later  than  the   effective  date  of   such
 registration statement;

           (g) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

           (h) otherwise use its Best Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

           (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its Best Efforts promptly to obtain the withdrawal of such order;

           (j) use its Best Efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

           (k) if the offering is underwritten, use its Best Efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

           8.6 Listing. The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock. The Company shall at all times comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the American Stock Exchange (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable).

           8.7  Expenses.  The  Company shall pay  all Registration  Expenses relating to  the registration  and listing  obligations  set forth  in  this
 Section 8. For purposes of this Warrant, the term "Registration Expenses" means: (a) all registration, filing and NASD fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any; provided however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include: (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees,
 (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company, or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities, fees and disbursements of counsel and accountants for the selling holders of Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

           8.8 Restrictions. The Company shall not be obligated to effect a registration pursuant to Section 8.2 during the period beginning on the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration (other than a registration pursuant to Form S-8), provided that: (i) if the holder of Registrable Securities elects to have all or some of its Registrable Securities included in the registration pursuant to Section 8.4 hereof, such Registrable Securities are included in the Company-initiated registration statement only to the extent required hereunder and (ii) the Company is actively employing in Best Efforts to cause such registration to become effective.

           8.9 Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the
 Company to comply with the provisions hereof in connection with any registration referred to in this Agreement. In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) business days of the Company's written request, then the Company shall be entitled to exclude the Registrable
 Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.

           8.10 Indemnification. Any holder of Registrable Securities to be sold pursuant to a registration statement under this Section 8, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
 Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from: (i) information furnished in writing by or on behalf of such holder, or its successors or assigns, for specific inclusion in such registration statement or (ii) any action taken, or failure to take action, by such holder, or its successors or assigns, which would be considered unlawful under Section 12 of the Securities Act or Rule 10b-5 of the Exchange Act.

      9.   Restrictions on Transfer.

           9.1 Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 9. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

           9.2 Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act ("Restricted Securities"), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder's intention to affect a transfer and to comply in all other respects with this Section 9.2. Each notice: (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate special counsel for the Holder giving the notice. The Holder giving notice will submit a copy thereof to the counsel designated in the notice. The following provisions shall then apply:

                (i) If in the opinion of counsel for the Holder satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein) and with satisfaction of all other applicable securities laws, the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by
 Section 9.1 hereof.

                (ii) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

           9.3 Certain Other Transfer Restrictions. Notwithstanding any other provision of this Section 9: (i) this Warrant may only be transferred or assigned in 10,000 share increments, (ii) prior to the Vesting Date, this Warrant or the Restricted Securities thereunder may only be transferred or assigned to the persons permitted under NASD Rule 2710(c)(7), (iii) on or after the Vesting Date, this Warrant or the Restricted Securities thereunder may only be transferred or assigned (whether by the Holder or any subsequent permitted Holder of all or any portion of this Warrant) to: (A) employees, partners and officers of the Underwriter (or by any of those persons for Estate Planning Transfers (as defined below)), and (iv) no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original purchaser hereof and such transfer is permitted under applicable securities laws. For purposes of this Section 9.3, the term "Estate Planning Transfers" means a transfer or assignment by the Holder of this Warrant made solely for estate planning or matrimonial purposes (including, without limitation, by will, by the laws of descent and distribution or by inter vivos transfer).

           9.4  Termination of Restrictions.  Except as set forth in  Section
 9.3 hereof, the restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which Restricted Securities shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or Section 10 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

      10.  Ownership, Transfer and Substitution of Warrant.

           10.1 Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

           10.2 Office; Exchange of Warrant.

           (a) The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company's most current filing (as of the date notice is to be given) under the Exchange Act or as the Company notifies the Holders.

           (b) The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a Warrant Register for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

           (c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

           10.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

      11. No Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock, Other Securities or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

      12. Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, c/o Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attn: Anthony Sarkis, Fax No: (212) 895-2555; or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in
 Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

      13. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

      14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Illinois. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. When used herein, the term "Best Efforts" means, with respect to the applicable obligation of the Company, the highest standard of diligence recognized under Illinois law for similarly situated, publicly-traded companies.


                           [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.


                       UNITED FINANCIAL MORTGAGE CORP.



                       By: /s/ Steve Y. Khoshabe
                           Name:  Steve Y. Khoshabe
                           Title: President and Chief Executive Officer



                       By: /s/ Robert L. Hiatt
                           Name:  Robert L. Hiatt
                           Title: Executive Vice President and
                                  Chief Financial Officer



                  [Signature Page to Underwriter's Warrant]

                                  EXHIBIT A
                           FORM OF EXERCISE NOTICE
                [To be executed only upon exercise of Warrant]

 To UNITED FINANCIAL MORTGAGE CORP.:

           The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to __________(1) Warrant Shares, at an exercise price per share of $____, and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

           ______________________________________
           ______________________________________
           ______________________________________
           ______________________________________

           The undersigned is hereby making payment for the Warrant Shares in the following manner: _______________________ [describe desired payment method as provided for in 3.1 of the Warrant].

           The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

 Dated: _______________

           ________________________________________
           Print or Type Name

           ________________________________________
           (Signature must conform in all respects to name of holder as specified on the face of Warrant)

           ________________________________________
           (Street Address)

           ________________________________________
           (City)            (State)     (Zip Code)

      _______________________
      (1) Insert here the number whole shares of Common Stock on the face of this Warrant (or, in the case of a partial exercise, which shall be in no less than 10,000 share increments, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                                  EXHIBIT B
                              FORM OF ASSIGNMENT
                [To be executed only upon transfer of Warrant]

          For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________ [include name and addresses] the rights represented by the Warrant to purchase ____________(1) shares of Common Stock of UNITED FINANCIAL MORTGAGE CORP. to which the Warrant relates, and appoints ___________________________ Attorney to make such transfer on the books of UNITED FINANCIAL MORTGAGE CORP. maintained for the purpose, with full power of substitution in the premises.


        Dated:                      ________________________________________
                                    (Signature must conform in all respects
                                    to name of holder as specified on the
                                    face of Warrant)

                                    ________________________________________
                                    (Street Address)


                                    ________________________________________
                                    (City)             (State)    (Zip Code)

        Signed in the presence of:

                                    ________________________________________
                                    (Signature of Transferee)


                                    ________________________________________
                                    (Street Address)


                                    ________________________________________
                                    (City)             (State)    (Zip Code)

        Signed in the presence of:

      _______________________
      (1) Insert here the number shares of Common Stock on the face of this Warrant (or, in the case of a partial assignment, which shall be in no less than 10,000 share increments, the portion thereof as to which this Warrant is being assigned), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial assignment, a new Warrant will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.